      As filed with the Securities and Exchange Commission on June 5, 2002

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                                BWAY CORPORATION
             (Exact name of registrant as specified in its charter)
                             ---------------------

                Delaware                                   36-3624491
    (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                    Identification No.)


     8607 Roberts Drive, Suite 250                           30350
            Atlanta, Georgia                              (Zip Code)
(Address of Principal Executive Offices)

                             BWAY CORPORATION FOURTH
                            AMENDED AND RESTATED 1995
                            LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                                  Kevin C. Kern
                             Chief Financial Officer
                                Bway Corporation
                          8607 Roberts Drive, Suite 250
                             Atlanta, Georgia 30350
                                 (770) 645-4800
   (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                                    --------

                             William S. Kirsch, P.C.
                                Kirkland & Ellis
                             200 East Randolph Drive
                             Chicago, Illinois 60601
                                 (312) 861-2000

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
                                                      Proposed maximum      Proposed maximum       Amount of
  Title of securities to be       Amount to be       offering price per    aggregate offering    registration
         Registered                registered            share (1)             price (1)             fee
----------------------------------------------------------------------------------------------------------------
   Common Stock, par value
     $0.01 per share (2)      1,000,000 shares (3)        $15.62            $15,620,000           $1,437.04
----------------------------------------------------------------------------------------------------------------

/(1)/ Estimated pursuant to Rule 457(h) solely for purposes of calculating the aggregate offering price and the amount of the registration fee based upon the average of the high and low prices reported for the shares on the New York Stock Exchange on June 3, 2002.

/(2)/    Includes associated preferred share purchase rights.

/(3)/ 1,000,000 shares of Common Stock are being registered for issuance pursuant to the BWAY Corporation Fourth Amended and Restated 1995 Long-Term Incentive Plan. BWAY previously registered on its Registration Statements on Form S-8 (File Nos. 333-21745 and 333-67925) 1,125,000 shares of Common Stock (after giving effect to a 3-for-2 split of the Common Stock) and 300,000 shares of Common Stock, respectively, that have been issued under, or are reserved for issuance pursuant to, the BWAY Corporation Second Amended and Restated 1995 Long-Term Incentive Plan.

================================================================================

                           INCORPORATION BY REFERENCE

     This Registration Statement on Form S-8 relating to the BWAY Corporation Fourth Amended and Restated 1995 Long-Term Incentive Plan is being filed to register additional securities of the same class as other securities for which earlier-filed Registration Statements on Form S-8 relating to the BWAY Corporation Amended and Restated 1995 Long-Term Incentive Plan and the BWAY Corporation Second Amended and Restated 1995 Long-Term Incentive Plan are effective. Pursuant to Instruction E on Form S-8, the contents of such earlier Registration Statements on Form S-8 (File Nos. 333-21745 and 333-67925) filed with the Securities and Exchange Commission are incorporated in and made a part of this Registration Statement by reference. The total number of shares of Common Stock relating to the BWAY Corporation Fourth Amended and Restated 1995 Long-Term Incentive Plan, including the 1,000,000 shares in this registration statement, is 2,425,000.

                                    Exhibits

     The Exhibits to this Registration Statement are listed in the Exhibit Index of this Registration Statement, which Exhibit Index is incorporated herein by reference.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 31, 2002.

                             BWAY Corporation

                            By: /s/ Kevin C. Kern
                                -----------------------------
                             Name:  Kevin C. Kern
                             Title: Vice President of Administration and Chief
                                    Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Kevin C. Kern and Jeffrey M. O'Connell his true and lawful attorney-in-fact, each with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of BWAY Corporation), to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 31, 2002.

             Signature                                 Title
             ---------                                 -----

        /s/ Jean-Pierre-Ergas          Chairman and Chief Executive Officer
        ---------------------              (Principal Executive Officer)
         Jean-Pierre Ergas

          /s/ Kevin C. Kern         Vice President of Administration and Chief
          -----------------                     Financial Officer
           Kevin C. Kern           (Principal Financial and Accounting Officer)

        /s/ Thomas A. Donahoe                         Director
        ---------------------
         Thomas A. Donahoe

        /s/ Alexander P. Dyer                         Director
        ---------------------
         Alexander P. Dyer

        /s/ Warren J. Hayford                         Director
        ---------------------
         Warren J. Hayford

                     /s/John E. Jones                        Director
                     ----------------
                      John E. Jones

                     /s/John W. Puth                         Director
                     ---------------
                       John W. Puth

                    /s/John T. Stirrup                       Director
                    ------------------
                     John T. Stirrup

                                  EXHIBIT INDEX

Exhibit
Number   Description

4.1      Form of Certificate representing shares of Common Stock of the Company.
         (2)

4.2      Amended and Restated Certificate of Incorporation of the Company. (3)

4.3      Amended and Restated Bylaws of the Company. (1)

4.4 Rights Agreement dated as of June 9, 1995 between the Company and Harris Trust and Savings Bank, as Rights Agent. (1)

4.5 Amendments to Rights Agreement dated as of February 12, 1996 between the Company and Harris Trust and Savings Bank, as Rights Agent. (3)

4.6 Amendment No. 2 to Rights Agreement dated as of August 19, 1997 between the Company and Harris Trust and Savings Bank, as Rights Agent. (4)

4.7 BWAY Corporation Fourth Amended and Restated 1995 Long-Term Incentive Plan. (5)

5.1 Opinion of Kirkland & Ellis with respect to the legality of the shares of common stock being registered hereby.

23.1     Consent of Kirkland & Ellis (included in Exhibit 5.1).

23.2     Consent of Deloitte & Touche LLP.

24.1 Powers of Attorney (included on the signature page of this Registration Statement).

(1) Incorporated by reference to the Company's Registration Statement on Form S-1 (File no. 33-91114).

(2) Incorporated by reference to the Company's Form 10-K for the fiscal year ending October 1, 1995 (File No. 0-26178).

(3) Incorporated by reference to the Company's Form 10-Q for the period ending March 1, 1996 (File No. 0-26178).

(4) Incorporated by reference to the Company's Form 10-K for the fiscal year ending September 28, 1997 (File No. 0-26178).

(5) Incorporated by reference to the Company's Form 10-Q for the period ending April 2, 2002 (File No. 0-26178).